                                                                     EXHIBIT 4.5

                         TSI INTERNATIONAL SOFTWARE LTD.
                             1993 STOCK OPTION PLAN
                         (AS ADOPTED SEPTEMBER 10, 1993)

SECTION 1. PURPOSE OF THE PLAN

         This 1993 Stock Option Plan is intended to continue the established policy of TSI International Software Ltd. ("Company") of encouraging ownership of its Common Stock by selected persons and of providing incentives for them to increase the productivity of the Company. By extending to those selected persons the opportunity to acquire proprietary interests in the Company and to participate in its success, this Plan may be expected to benefit the Company and its shareholders by making it possible for the Company to attract and retain the best available talent and by rewarding those selected persons for their part in increasing the value of the Company's stock.

SECTION 2. PRIOR PLAN

         Upon the effectiveness of the merger in which TSI International Ltd., a Connecticut corporation ("TSI Connecticut") merges with and into the Company, all options granted pursuant to the TSI Connecticut 1989 Stock Option Plan, as amended, shall be assumed under this Plan, and shall be deemed granted under this Plan for all purposes.

SECTION 3. DEFINITIONS

         As used herein, the following definitions shall apply:

         3.01 "Affiliate" shall mean any person or entity which controls, is controlled by or is under common control with the Company, where "control" means the ownership of more than fifty percent (50%) of the total voting power of the outstanding stock of a corporation or of the outstanding ownership of a non-corporate entity.

         3.02 "Board" shall mean the Board of Directors of the Company.

         3.03 "Code" shall mean the Internal Revenue Code of 1986, including any amendments made thereto.

         3.04 "Committee" shall mean the Stock Option Committee of the Board of Directors, if any, and shall otherwise mean the Board.

         3.05 "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company.

         3.06 "Company" shall mean TSI International Software Ltd.

         3.07 "Continuous Employment" with the Company or any Parent, Subsidiary or Affiliate of the Company shall mean, in the case of an employee, continuous regular employment by the Company or any Parent, Subsidiary or Affiliate of the Company, or an uninterrupted chain of continuous regular employment by the Company or any Parent, Subsidiary or Affiliate of the Company. A leave of absence granted in accordance with the Company's usual procedure which does not operate to interrupt Continuous Employment for other benefits granted by the Company shall not be considered a termination of employment nor an interruption of Continuous Employment hereunder, and an employee who is granted such a leave of absence shall be considered to be continuously employed during the period of such leave. In the case of an Optionee who is a director, independent consultant, contractor or advisor, the Committee will have the discretion to determine whether the Optionee is "continuously employed by the Company."

         3.08 "Formula Value" shall mean the sum of (I) the aggregate exercise price of all In-the-Money Options to purchase Common Stock exercisable as of the most recent fiscal year end plus (II) the greater of:

              (a) eighty percent (80%) of the annual sales of the Company for the fiscal year of the Company most recently ended; or

              (b) the product of the Matrix Factor multiplied by the Company's net profit before taxes for the twelve-month period ended on the last date of the most recently ended fiscal year.

         3.09 "In-the-Money Options" shall mean outstanding options to purchase Common Stock (whether granted pursuant to an employee stock option plan or otherwise) as to which the exercise price per Share is less than the current value of Common Stock per Share. For purposes of the identification of "In-the-Money Options" only, the current value of Common Stock per Share shall mean the quotient of (I) the greater of:

              (a) eighty percent (80%) of the annual sales of the Company for the Company's most recently ended fiscal year; or

              (b) the product of the Matrix Factor multiplied by the Company's net profit before taxes for the twelve-month period ended on the last day of the Company's most recently ended fiscal year, divided by (II) the Outstanding Shares as of the most recent fiscal year end.

         3.10 "Matrix Factor" shall mean a percentage represented by the factor set out in the matrix set forth in the addendum attached hereto. For purposes of determining "Earnings Growth" or "Sales Growth" for purposes of such matrix, sales and net earnings of the Company for the most recently ended fiscal year shall be compared to sales and net earnings of the Company for the second most recently ended fiscal year.

        Net earnings, sales and net profits before taxes for each relevant fiscal year, and annual sales of the Company for each fiscal year, shall be determined in good faith by the Committee, on the basis of audited financial statements of the Company prepared by the independent certified public accountants then retained by the Company, to the extent available or expected to be available within a reasonable time, or to the extent audited financial statements are not and will not be so available, on unaudited financial statements prepared according to generally accepted accounting principles consistently applied to prior periods.

         3.11 "Option" shall mean a stock option granted pursuant to this Plan.

         3.12 "Optionee" shall mean a selected person who receives an Option.

         3.13 "Outstanding Shares" will mean the sum of the outstanding shares of Common Stock plus all outstanding convertible preferred stock (on an as-if-converted to Common Stock basis) plus all In-the-Money Options (on an as-if-exercised basis).

         3.14 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3.15 "Plan" shall mean this 1993 Stock Option Plan.

         3.16 "Share" shall mean a share of the Common Stock of the Company as adjusted in accordance with Section 17 of this Plan.

         3.17 "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 4. TYPES OF OPTIONS AND SHARES

         Options to purchase Shares granted under this Plan may be either (a) incentive stock options ("ISO's") within the meaning of Section 422A of the Code or (b) non-qualified stock options ("NQSO's"), as designated at the time of grant.

SECTION 5. STOCK RESERVED FOR THE PLAN

         5.01 Number of Shares. The aggregate number of Shares, that may be issued pursuant to Options granted under this Plan is 519,477 Shares, subject to adjustment pursuant to the provisions of Section 16, plus any Shares that become available through repurchases pursuant to Section 5.03, below. At all times during the term of this Plan, the Company shall reserve out of its authorized but unissued Shares, or its treasury shares, such number of Shares as may be issued upon the exercise of Options granted under this Plan.

         5.02 Termination or Expiration of Options. If any Options granted under this Plan shall for any reason terminate or expire without having been exercised in full, the Shares not purchased under such Options shall be available for future grant and purchase under this Plan.

         5.03 Repurchase of Stock. Any Shares previously issued pursuant to this Plan, and any Shares that were previously shares of the Company's Class C Common Stock, that are subsequently repurchased pursuant to the Company's right to repurchase stock, shall be available for future grant and purchase under this Plan; provided that no such repurchased Shares may be made subject to ISO's granted under this Plan.

SECTION 6. ADMINISTRATION OF THE PLAN

         6.01 Committee. The Board shall appoint a Stock Option Committee of directors (the "Committee") to administer this Plan. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed to fill vacancies, however caused, in the Committee. Prior to such appointment, the entire Board shall act as the "Committee." No member of the Committee may participate in any respect concerning the granting of an Option to such member.

         6.02 Administration by Committee. The Committee shall have plenary authority in its discretion (subject to the express provisions of this Plan): to determine the purchase price of the Common Stock covered by each Option, the selected persons to whom and the time or times at which Options shall be granted, time or times at which Options granted hereunder shall become exercisable, and the number of Shares to be covered by each Option; to interpret this Plan; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms (which need not be identical) of option agreements executed and delivered under this Plan, including such terms and provisions as shall be requisite in the judgment of the Committee to conform to any change in any law or regulation applicable thereto; to accelerate the exercisability of any Option; to modify or amend any option agreement entered into pursuant hereto; to execute on behalf of the Company any instrument required to effectuate an Option grant; to ensure satisfaction of any withholding tax obligation which may be imposed with respect to the grant or exercise of an Option; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee's determination on the foregoing matters shall be conclusive. Upon the Committee's request, the President of the Company shall make recommendations to the Committee as to the granting of Options and any other determinations within the Committee's discretion.

SECTION 7. ELIGIBILITY

         Options may be granted to employees, officers, directors, consultants, independent contractors and advisors (provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities of the Company in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. ISO's may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company. The Committee in its sole discretion shall select the Optionees. An Optionee may be granted more than one Option under this Plan. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an option under this Plan in replacement of the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an option hereunder if the other company had applied the rules of this Plan to such grant.

SECTION 8. FACTORS TO BE CONSIDERED IN GRANTING OPTIONS

         In determining the selected persons to whom Options shall be granted, the terms of the Option and the number of Shares to be covered by each Option, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of this Plan.

SECTION 9. GRANT AGREEMENT; CONSIDERATION

         The Committee shall cause to be executed by any person receiving and accepting the grant of an Option, a written option agreement in such form as the Committee shall determine, specifying the terms and conditions of the Option (the "Grant"). All Grants shall conform to the provisions of the Plan, but the specific terms and conditions of each Option granted thereunder need not be the same. The Committee shall require such consideration for the granting of the Option as it shall deem necessary or advisable.

SECTION 10. OPTION PRICES

         The purchase price of Common Stock covered by each Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock at the time the Option is granted unless the Committee determines, with respect to NQSO's only, that a lower purchase price is advisable. Any determination of the fair market value or of the method of computing fair market value of a share made by the Committee shall be final, binding and conclusive on all parties. In the absence of any provision by the Committee to the contrary, the fair market value of the Share shall be (A) the Formula Value of the Company divided by (B) the sum of (I) the Outstanding Shares plus (II) the maximum aggregate number of shares of Common Stock which could be purchased by the exercise of In-the-Money Options exercisable as of the most recent fiscal year end.

SECTION 11. TERM OF OPTIONS

         Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no ISO granted to a holder of ten percent (10%) or more of the Outstanding Shares shall be exercisable after the expiration of five (5) years from the date the Option is granted.

SECTION 12. EXERCISE OF OPTIONS

         12.01 When exercisable, the Committee shall have the discretion to establish the vesting schedule for any Options granted under this Plan.

         In the event of a dissolution or liquidation of the Company, a merger in which the

Company is not the surviving corporation (except for a merger in which the shareholders of the Company own or control a majority of the surviving corporation's voting stock immediately following such merger), the acquisition of all or substantially all of the Company's outstanding stock in which the shareholders of the Company own or control less than a majority of the Company's voting stock immediately following such acquisition, the sale of all or substantially all of the assets of the Company, or any other transaction which qualifies as a "corporate transaction" under Section 425(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company, any or all outstanding Options shall, notwithstanding any contrary terms of the Grant, accelerate and become exercisable in full at least twenty
(20) days prior to and shall expire on, (and, if the Company has reserved to itself a right to repurchase shares issued upon exercise of Options at the original purchase price of such shares, such right shall terminate upon), the consummation of such dissolution, liquidation, merger, acquisition or sale of assets at such times and on such conditions as the Committee shall determine. The aggregate Fair Market Value (determined at the time an Option is granted) of stock with respect to all ISOs held by an Optionee that first become exercisable in the calendar year of such dissolution, liquidation, merger, sale of stock or sale of assets may not exceed $100,000. If the Fair Market Value of stock with respect to which all ISOs are first exercisable in such calendar year exceeds $100,000, the Options for the first $100,000 worth of stock to become exercisable in that year shall be ISOs and the Options for the amount in excess of $100,000 shall be NQSOs.

         Unless otherwise provided in the option agreement, a holder of an Option may purchase all, or from time-to-time any part of, the Shares the right to purchase which has accrued to him or her in accordance with the terms of this Section.

         Except as provided in Sections 15 and 16, no Option may be exercised at any time unless the holder thereof is then employed by the Company or a Parent, Subsidiary or Affiliate of the Company. In the case of an NQSO held by a director, consultant, independent contractor or adviser, the Committee shall determine, in its sole discretion, whether the Optionee is "employed by the Company." The holder of an Option shall have none of the rights of a shareholder with respect to the Shares subject to Option until such Shares shall have been registered on the transfer books of the Company in the name of the person or persons exercising the Option upon the exercise of the option.

         12.02 Payment of Purchase Price. Payment for the Shares may be made in cash (by check) or, where approved by the Committee in its sole discretion at the time of grant and where permitted by law: (i) the cancellation of indebtedness of the Company to the Optionee; (ii) by waiver of compensation due or accrued to Optionee for services rendered; (iii) by surrender of shares of Common Stock of the Company that have been owned by the Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144) or were obtained by the Optionee in the open public market having a Fair Market Value equal to the exercise price of the Option; (iv) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (v) by any combination of the foregoing.

         12.03 Withholding taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable. Where approved by the Committee in its sole discretion, the Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

         12.04 Notice of Election. A person electing to exercise an Option shall give written notice to the Company, as specified by the Committee, of his or her election to exercise an Option and of the number of Shares such person has elected to purchase, such notice to be accompanied by the instrument evidencing such Option and any other documents required by the Committee or the Grant, and shall at the time of such exercise tender the purchase price of the Shares such person has elected to purchase. If the notice of election to exercise is given by the executor or administrator of a deceased Optionee or by the person or persons to whom the Option has been transferred under the Optionee's will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver Shares pursuant to such exercise unless and until the Company is satisfied that the person or persons giving such notice is or are entitled to exercise the Option.

         12.05 Restrictive Agreement. Any Common Stock purchased pursuant to an Option granted under this Plan shall be held subject to such restrictions as the Committee shall determine, in its sole discretion, are appropriate at the time of grant of the Option

SECTION 13. ASSUMED OPTIONS

         In the event the Company assumes an option granted by another Company, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 425(c) of the Code). In the event the Company elects to grant a new option rather that assuming an existing option (as specified in Section 7), such new option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

SECTION 14. NON-TRANSFERABILITY OF OPTIONS

         An Option granted under this Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Optionee, only by such Optionee.

SECTION 15. TERMINATION OF EMPLOYMENT

         15.01 Right to Exercise Option. If an Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, the Optionee may exercise such Optionee's Option to the extent (and only to the extent) that it would have been exercisable upon the date of termination, within three (3) months after the date of termination (or such shorter time period as may be specified in the Grant), provided that, if

Optionee is an Insider and the Company is subject to Section 16(b) of the Exchange Act, the Optionee's Option will be exercisable for a period of time sufficient to allow such Optionee from having a matching purchase and sale under
Section 16(b), with any extension beyond three (3) months from termination of employment deemed to be an NQSO, and provided further that in no event may an Option be exercisable later than the expiration date of the Option.

         15.02 Employment Relationship. Options granted under this Plan shall not be affected by change of duties or position so long as the Optionee continues to be employed by or to have a similar relationship with the Company or any Parent, Subsidiary or Affiliate of the Company; provided that the holder of an ISO must remain an employee of the Company or a Parent or Subsidiary in order for such Optionee's employment not to be deemed to have terminated as regards such ISO. Retirement pursuant to any pension plan provided by the Company shall be deemed to be a termination of employment for the purposes of this Section. Nothing in this Plan or in any Option granted pursuant to this Plan shall confer upon any person employed by the Company or any Parent, Subsidiary or Affiliate of the Company, any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate of the Company or interfere with the right of the Company to terminate such Optionee's employment or other relationship at any time.

SECTION 16. DEATH OF OPTIONEE

         If an Optionee's employment or other relationship with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of the Optionee or disability of Optionee within the meaning of Section 22(e)(3) of the Code, such Optionee's Options may be exercised to the extent (and only to the extent) that it would have been exercisable by the Optionee on the date of termination, by the Optionee (or the Optionee's legal representative) within twelve (12) months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options.

SECTION 17. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event that the number of outstanding shares of Common Stock of the Company is changed by the stock dividend, stock split, reverse stock split, combination, re-classification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the shareholders of the Company, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Option shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of shares issuable under the Option shall be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

SECTION 18. TIME OF GRANTING OPTIONS

         Nothing contained in this Plan or in any resolution to be adopted by the Board or the holders of securities of the Company shall constitute the granting of any Option hereunder. An Option granted pursuant to this Plan shall be deemed to have been granted on the date on which the name of the recipient and price of the Shares and the other terms of the Option are determined by the Committee.

SECTION 19. TERMINATION AND AMENDMENT OF THE PLAN

         Unless this Plan shall theretofore have been terminated as hereinafter in this Section provided, no Option shall be granted hereunder after ten (10) years from the date of the adoption hereof. The Board may at any time prior to that date terminate this Plan or make such modification or amendment of this Plan as it shall deem advisable; provided, however, that no amendment may be made, without the approval by the holders of the Company's shareholders, except as provided in Section 16 hereof, which would (i) increase the maximum number of Shares for which Options may be granted under this Plan, (ii) extend the period during which an Option may be granted, or (iii) amend the requirements as to the class of selected persons eligible to receive Options. No termination, modification, or amendment of this Plan or any Grant may, without consent of the Optionee to whom an Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.

SECTION 20. CONDITIONS UPON ISSUANCE OF SHARES

         Shares of Common Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any stock exchange upon which the Common Stock may then be listed, the applicable state securities laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is necessary or desirable under any of the aforementioned relevant provisions of law.

SECTION 21. GOVERNMENT REGULATIONS

         The Plan and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules and regulations.

SECTION 22. EFFECTIVE DATE; SHAREHOLDER'S APPROVAL

         The Plan shall be effective upon shareholder approval within twelve
(12) months of its adoption by the Board by a majority of those shareholders of the Company who are present at a duly constituted shareholders' meeting.

SECTION 23. GOVERNING LAW

         This Plan shall be governed by and construed in accordance with the laws of the State of Connecticut.

                                    ADDENDUM

                                  Matrix Factor

Sales Growth (%)                         Earnings Growth (%)
-------------------------------------------------------------------------------
                        Less than 10%       10-15%   15-20%    Greater than 20%
-------------------------------------------------------------------------------
Less than 10%                 4               5        6             7
10-15%                        5               6        7             8
15-20%                        6               7        8             9
Greater than 20%              7               8        9            10

                    [FORM OF TSI INTERNATIONAL SOFTWARE LTD.
                               STOCK OPTION GRANT]



Optionee:  ____________________________________

Address:   ____________________________________


Total Shares Subject to Option:  ____________________________________
Exercise Price Per Share:        ____________________________________
Date of Vesting Commencement:    ____________________________________
Date of Grant:                   ____________________________________
Expiration Date:                 ____________________________________
Type of Stock Option:            ____________ Incentive
                                 ____________ Nonqualified

         1. Grant of Option. TSI International Software Ltd., a Connecticut corporation (the "Company"), hereby grants, on the date of grant set forth above (the "Date of Grant"), to the optionee named above ("Optionee") an option (this "Option") to purchase the total number of shares of Common Stock of the Company set forth above (the "Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Grant and the Company's 1993 Stock Option Plan, as amended to the date hereof (the "Plan"). If designated as an Incentive Stock Option above, this Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

         2. Exercise Period of Option. Subject to the terms and conditions of the Plan and this Grant, this Option shall become exercisable as to one- quarter of the Shares on and after the date of vesting commencement set forth above (the "Vesting Commencement Date"), and shall become exercisable as to an additional one-quarter of the Shares on each anniversary of the Vesting Commencement Date thereafter; provided that this Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date.

         3. Restriction on Exercise. This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

         4. Termination of Option. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be employed by the Company or any Parent or Subsidiary of the Company (or, in the case of a nonqualified stock option, an Affiliate of the Company). Optionee shall be considered to be employed by the Company for all purposes under this Section 4 if Optionee is an officer, director or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Board of Directors determines that Optionee is rendering substantial services as a part- time employee, consultant, contractor or adviser to the Company or any Parent, Subsidiary or Affiliate of the Company. The Board of Directors of the Company shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the "Termination Date").

         (a) Termination Generally. If Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercise by Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date.

         (b) Death or Disability. If Optionee's employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of Optionee or the disability of Optionee within the meaning of Section 22(e)(3) of the Code, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

         (c) No Right to Employment. Nothing in the Plan or this Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

5.       Manner of Exercise.

         (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of any executed written Stock Option Agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company, which shall set forth Optionee's election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

         (b) Exercise Price. Such notice shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in cash (by check) or, where permitted by law, such other forms of consideration as are set forth in the Plan.

         (c) Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

         (d) Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative.

6. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later if (1) the date two years after the Date of Grant, or (2) the date one year after exercise of the ISO with respect to the Shares to be sold or disposed, the Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company in the compensation income recognized by the Optionee from any such early disposition by paymnet in cash or out of the current wages or other earnings payable to the Optionee.

7. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators and successors of the Optionee.

8. Interpretation. Any dispute regarding the interpretation of this Stock Option Grant shall be submitted by Optionee or the Company to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

9. Entire Agreement. The Plan and the Stock Option Exercise Agreement attached as Exhibit A are incorporated herein by this reference. This Grant, the Plan and the Stock Option Exercise Agreement constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.

TSI INTERNATIONAL SOFTWARE LTD.

By:     ___________________________________
Name:   ___________________________________
Title:  ___________________________________

                                   ACCEPTANCE

         Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all terms and conditions of the Plan and this Stock Option Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

                          _____________________________
                                    Optionee

                                    Exhibit A

                                     [FORM OF STOCK OPTION EXERCISE AGREEMENT]

         This Agreement is made this ____ day of ________________, 19___ between TSI International Software Ltd. (the "Company"), and the optionee named below ("Optionee").

Optionee:
                   _______________________________________________ Social Security Number:
                   _______________________________________________ Address:
                   _______________________________________________
                   _______________________________________________ Number of Shares Purchased:
                   _______________________________________________ Price per Share:
                   _______________________________________________ Aggregate Purchase Price:
                   _______________________________________________ Date of Option Grant:
                   _______________________________________________ Date of Vesting Commencement:
                   _______________________________________________

Type of Option    [ ] Incentive Stock Option
                  [ ] Nonqualified Stock Option

Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Grant, as follows (check as applicable and complete):

     [ ] in cash in the amount of $__________, receipt of which is acknowledged by the Company;

     [ ] by delivery of ____________ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee for at least six (6) months prior to the date hereof and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current fair market value of $_________ per share (as determined by the Board of Directors of the Company in good faith);

     [ ] by the waiver hereby of compensation due or accrued for services rendered in the amount of $___________; or

     [ ] if the Company is public, through a "same-day-sale" commitment, delivered herewith, from Optionee and the NASD broker named therein in the amount of $____________.

    The Company and Optionee hereby agree as follows:

1. Purchase of Shares. On this date and subject to the terms and conditions of this Agreement, Optionee hereby exercises the Stock Option Grant between the Company and Optionee dated as of the Date of Option Grant set forth above (the "Grant"), with respect to the Number of Shares Purchased set forth above of the Company's Common Stock (the "Shares") at an aggregate purchase price equal to the Aggregate Purchase Price set forth above (the "Purchase Price") and the Price per Share set forth above (the "Purchase Price Per Share"). The term "Shares" refers to the Shares purchased under this Agreement includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares. Capitalized terms used herein that are not defined herein have the definitions ascribed to them in the Plan or the Grant.

2. Stockholders' Agreement. By executing this Agreement, Optionee is also agreeing to become a party to and be bound by that certain Stockholders' Agreement dated as of June 1, 1989, as amended to the date hereof and as it may be further amended pursuant to its terms (the "Stockholders' Agreement"). A copy of the Stockholders' Agreement as executed on June 1, 1989 is attached hereto as Attachment 1. A copy of all amendments thereto may be obtained without charge from the Company at its principal offices.

3. Representations of Purchaser. Optionee represents and warrants to the Company that:

         (a) Optionee acknowledges that Optionee has received, read and understood the Plan and the Grant and agrees to abide by and be bound by their terms and conditions.

         (b) Optionee is purchasing the Shares for Optionee's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act").

         (c) Optionee has no present intention of selling or otherwise disposing of all or any portion of the Shares.

         (d) Optionee is fully aware of (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; and (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Optionee may not be able to sell or dispose of the Shares or use them as collateral for loans).

         (e) Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee's own interests in this transaction and is financially capable of bearing a total loss of this investment.

4. Compliance with Securities Laws. Optionee under- stands and acknowledges that the Shares have not been regis- tered under the 1933 Act and that, notwithstanding any other provision of the Grant to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the 1933 Act and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws. The Shares are being issued under the 1933 Act pursuant to (the Company will check the applicable box):

         [ ]the exemption provided by Rule 701;
         [ ] the exemption provided by Rule 504;
         [ ] Section 4(2) of the 1933 Act;
         [ ] other:_______________________.

5. Federal Restrictions on Transfer. Optionee understands that the Shares must be held indefinitely unless they are registered under the l933 Act or unless an exemption from such registration is available and that the certificate(s) representing the Shares will bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

         (a) Rule 144. Optionee has been advised that Rule 144 promulgated under the 1933 Act, which permits certain resales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be paid for and then held for a minimum of two years before they may be resold under Rule 144. Prior to an initial public offering of the Company's stock, "nonaffiliates" (i.e. persons other than officers, directors and major shareholders of the Company) may resell only under Rule 144(k), which requires that the Shares be paid for and held for a minimum of three years. Rule 144(k) is not available to affiliates.

         (b) Rule 701. If the exemption relied upon for exercise of the Shares is Rule 701, the Shares will become freely transferable, subject to limited conditions regarding the method of sale, by nonaffiliates 90 days after the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC, subject to any lengthier market standoff agreement contained in this Agreement or entered into by the Optionee. Affiliates must comply with the provisions (other than the holding period requirements) of Rule 144.

6. State Law Restrictions on Transfer. Optionee understands that transfer of the Shares may be restricted by applicable state laws and that the certificate(s) representing the Shares may bear a legend to that effect.

7.       Company's Repurchase Option.

         (a) Termination Date. Optionee shall be considered to be employed by the Company for all purposes under this Section 7 if Optionee is an officer, director or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Board of Directors determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or adviser to the Company or any Parent, Subsidiary or Affiliate of the Company. The Board of Directors of the Company shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the "Termination Date").

         (b) Repurchase Option. In the event of Optionee's Termination Date occurring, for any reason whatsoever, including, without limitation, resignation, termination, disability or death (a "Termination of Employment"), Optionee (or Optionee's personal representative) shall immediately offer the Shares to the Company and the Company shall have a first right and option, exercisable within thirty (30) days of such offer, to repurchase the Shares.

         (c) Repurchase Price. The purchase price of each Share in such a case shall be the "Formula Value per Share." For purposes of this Section 7(c), the Formula Value per Share shall mean the quotient obtained by dividing the "Formula Value" (as defined in the Plan) by the "Outstanding Shares" (as defined in the Plan.

         (d) Payment of Repurchase Price. The purchase price in the case of any purchase of Shares by the Company pursuant to this Section 7 shall be paid in cash within thirty (30) days of acceptance of the offer described above or within thirty (30) days of such time as audited or unaudited financial statements setting out the information necessary to calculate the purchase price are available, whichever is later, at which time the undersigned shall deliver to the Company the stock certificate or certificates to be duly endorsed for transfer, with the necessary documentary and transfer stamps, if any, paid for and affixed by the undersigned.

8. Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company to terminate Optionee's employment at any time, for any reason or no reason, with or without cause.

9. Legends. Optionee understands and agrees that the Shares are subject to a of repurchase held by the Company (or its assignee) as set forth herein, and certain other rights as are set forth in the Stockholders' Agreement, and that, in addition to the legends described in the Stockholders' Agreement, the certificate(s) representing the Shares will bear legends in substantially the following forms:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER AND RIGHT OF FIRST REFUSAL AND REPURCHASE OPTIONS HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AND MAY NOT BE TRANSFERRED EXCEPT AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL AND REPURCHASE ARE BINDING ON TRANSFEREES OF THESE SHARES."

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE

OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURI TIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH."

10. Stop-Transfer Notices. Optionee understands and agrees that, in order to ensure compliance with the restric- tions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

11. Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(s) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. IN PARTICULAR, IF OPTIONEE IS AN INSIDER SUBJECT TO SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934, OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OPTIONEE'S TAX ADVISERS CONCERNING THE ADVISABILITY OF FILING AN 83(b) ELECTION WITH THE INTERNAL REVENUE SERVICE.

12. Entire Agreement. The Plan, Grant and Stockholders' Agreement are incorporated herein by reference. This Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by Connecticut law except for that body of law pertaining to conflict of laws.

Submitted by:                            Accepted by:


OPTIONEE:                                TSI INTERNATIONAL SOFTWARE LTD.

(print name)

___________________                      By:_________________________________
         (signature)
                                         Its:

Dated:                                   Dated: